Exhibit 10.64

GENERAL RELEASE AND SEVERANCE AGREEMENT

This GENERAL RELEASE AND SEVERANCE AGREEMENT (the “GENERAL RELEASE AGREEMENT”) is made and entered into between Quintiles Transnational Corp. (the “Company”) and JOHN RATLIFF (the “Employee”). Throughout the remainder of the GENERAL RELEASE AGREEMENT, the Company and Employee may be collectively referred to as “the parties.”

The Employee is currently employed by the Company under an Employment Agreement dated as of December 30, 2008 (the “Employment Agreement”), as amended. The parties agreed to terminate the employment relationship effective December 31, 2013. The parties have negotiated the terms of the termination and have agreed upon acceptable terms as described herein. The parties now have agreed to terminate their employment relationship on mutually agreeable terms.

Employee represents that he has carefully read this entire GENERAL RELEASE AGREEMENT, understands its consequences, and voluntarily enters into it.

In consideration of the above and the mutual promises set forth below, the Employee and the Company agree as follows:

1.         SEPARATION.     Employee’s employment terminated effective December 31, 2013 (the “Separation Date”) and Employee was paid his regular existing compensation through the Separation Date.

2.         SEVERANCE BENEFITS.     In consideration of the release and other promises contained herein, the adequacy of which Employee hereby acknowledges, Employee shall be entitled to the following benefits:

(A)     The Company shall pay Employee Three Million Twenty-two Thousand Five Hundred and 00/100ths Dollars ($3,022,500) (less applicable withholdings), representing three (3) years’ salary times 1.55 per the terms of his Employment Agreement, payable in a lump sum on the same payroll schedule applicable to Employee immediately prior to his separation from service, commencing on the first such payroll date on or following the tenth (10th) day after the date on which this GENERAL RELEASE AGREEMENT becomes effective and non- revocable under Section 8 hereof.

(B)     The Company shall also provide Employee a benefits’ supplement to offset the costs of COBRA coverage in the amount of Seventy-two Thousand Six Hundred Forty-two Dollars and 00/100ths ($72,642.00) (less applicable withholdings) payable in a lump sum on the same payroll schedule applicable to Employee immediately prior to his separation from service commencing on the first such payroll date on or following the tenth (10th) day after the date on which this GENERAL RELEASE AGREEMENT becomes effective and non- revocable under Section 8 hereof.

(C)     The Company shall pay Employee Ninety Thousand Dollars ($90,000.00) (less applicable withholdings), in full satisfaction of his executive allowance as provided in his Employment Agreement, payable in a lump sum on the same payroll schedule applicable to Employee immediately prior to his separation from service commencing on the first such payroll date on or following the tenth (10th) day after the date on which this GENERAL RELEASE AGREEMENT becomes effective and non-revocable under Section 8 hereof.

Other than as provided in this Section 2, as of and after the Separation Date, Employee shall not be entitled to any employee benefits, and shall not be a participant in the Company’s 401(k) Plan (the “401(k) Plan”) or any other plan of any type; provided however, nothing in this GENERAL RELEASE AGREEMENT shall be deemed to limit Employee’s continuation coverage rights under COBRA or Employee’s vested rights, if any, under the 401(k) Plan or other plans, and the terms of those plans shall govern.

3.        ADEQUACY OF CONSIDERATION.     Employee acknowledges that the benefits available to him under this GENERAL RELEASE AGREEMENT are significant, are of greater value than the benefits to which he would be entitled to receive if she did not sign this GENERAL RELEASE AGREEMENT, and constitute adequate consideration for the release of claims, under Sections 6 and 7 of this GENERAL RELEASE AGREEMENT.

4.         EMPLOYMENT AGREEMENT.     Employee acknowledges and agrees that this GENERAL RELEASE AGREEMENT provides him with all benefits to which he is entitled under the Employment Agreement, and the Employment Agreement is hereby terminated, except for the provisions that the Employment Agreement provides shall survive such termination, including but not limited to all provisions relating to non-competition, non-solicitation, confidentiality, proprietary information and intellectual property. Employee acknowledges and agrees that he shall continue to be bound by any other agreements he has executed with the Company that relate to competitive business activities, non-competition, non-solicitation, confidentiality, proprietary information and intellectual property, and nothing herein shall diminish such obligation, or the Company’s rights thereunder.

5.         COMPANY PROPERTY.     Employee shall: (i) deliver to the Company all records, memoranda, data, documents and other property of any description which refer or relate in any way to trade secrets or confidential information, including all copies thereof, which are in his possession, custody or control; (ii) deliver to the Company all Company property (including, but not limited to, keys, credit cards, client files, contracts, proposals, work in process, manuals, forms, computer stored work in process and other computer data, research materials, other items of business information concerning any Company customer or client or potential prospect to purchase some or all of the Company’s assets, or Company business or business methods, including all copies thereof) which is in his possession, custody or control; (iii) if requested by the Company, bring all such records, files and other materials up to date before returning them; and (iv) fully cooperate with the Company in winding up his work and transferring that work to other individuals designated by the Company.

6.         RELEASE.     In consideration of the benefits conferred by this GENERAL RELEASE AGREEMENT, EMPLOYEE (ON BEHALF OF HIMSELF, HIS FAMILY MEMBERS, HEIRS, ASSIGNS, EXECUTORS AND OTHER REPRESENTATIVES) RELEASES THE COMPANY AND ITS PAST, PRESENT AND FUTURE PARENTS, SUBSIDIARIES, AFFILIATES, AND ITS AND/OR THEIR PREDECESSORS, SUCCESSORS, ASSIGNS, AND ITS AND/OR THEIR PAST, PRESENT AND FUTURE OFFICERS, DIRECTORS, EMPLOYEES, OWNERS, INVESTORS, SHAREHOLDERS, ADMINISTRATORS, BUSINESS UNITS, EMPLOYEE BENEFIT PLANS (TOGETHER WITH ALL PLAN ADMINISTRATORS, TRUSTEES, FIDUCIARIES AND INSURERS) AND AGENTS (“RELEASEES”) FROM ALL CLAIMS AND WAIVES ALL RIGHTS KNOWN OR UNKNOWN, HE MAY HAVE OR CLAIM TO HAVE RELATING TO HIS EMPLOYMENT WITH THE COMPANY, OR HIS SEPARATION THEREFROM arising before the execution of this GENERAL RELEASE AGREEMENT, including but not limited to claims for: (i) discrimination, harassment or retaliation arising under any federal, state or local laws prohibiting age (including but not limited to claims under the Age Discrimination in Employment Act of 1967 (ADEA), as amended, and the Older Worker Benefit Protection Act of 1990 (OWBPA)), sex, national origin, race, religion, disability, veteran status or other protected class discrimination, the Family and Medical Leave

Act, as amended (FMLA), harassment or retaliation for protected activity; (ii) for compensation, commission payments, bonus payments and/or benefits including but not limited to claims under the Fair Labor Standards Act of 1938 (FLSA), as amended, the Employee Retirement Income Security Act of 1974, as amended (ERISA), the Family and Medical Leave Act, as amended (FMLA), and similar federal, state, and local laws; (iii) under federal, state or local law of any nature whatsoever, including but not limited to constitutional, statutory (including but not limited to any North Carolina statutes, and the New Jersey (“NJ”) Law Against Discrimination, NJ Conscientious Employee Protection Act, NJ Family Leave Act, NJ Equal Pay Act, NJ Smokers’ Rights Law, NJ Genetic Privacy Act, NJ Employer-Employee Relations Act, Right to Know Act, N.J.S.A. 34:5A-17(a) et seq., and N.J.S.A. Title 34, Ch. 11, and any amendments to any of the same); and common law, including but not limited to , NJ “Pierce claims” and the New Jersey wage and hour laws; and (iv) attorneys’ fees. Provided, however, that this release does not apply to claims for workers’ compensation benefits or unemployment benefits filed with the applicable state agencies, or to any claim for a breach of this GENERAL RELEASE AGREEMENT. For the purpose of implementing a full and complete release and discharge, Employee expressly acknowledges that this GENERAL RELEASE AGREEMENT is intended to include in its effect, without limitation, all claims which he does not know or suspect to exist in his favor at the time of execution hereof, and that this GENERAL RELEASE AGREEMENT contemplated the extinguishment of any such claim or claims.

7.         COVENANT NOT TO SUE.     In consideration of the benefits offered to Employee, Employee will not sue Releasees on any of the released claims or on any matters relating to his employment arising before the execution of this GENERAL RELEASE AGREEMENT, including but not limited to claims under the ADEA, or join as a party with others who may sue Releasees on any such claims; provided, however, this paragraph will not bar a challenge under the OWBPA to the enforceability of the waiver and release of ADEA claims set forth in this GENERAL RELEASE AGREEMENT, claims for workers’ compensation or unemployment benefits above, or where otherwise prohibited by law. If Employee does not abide by this paragraph, then (i) he will return all monies received under this GENERAL RELEASE AGREEMENT and indemnify Releasees for all expenses incurred in defending the action, and (ii) Releasees will be relieved of their obligations hereunder.

8.         RIGHT TO REVIEW AND REVOKE.     The Company hand delivered this GENERAL RELEASE AGREEMENT, containing the release language set forth in Sections 6 and 7, to Employee on January 21, 2014 (the “Notification Date”) and informs him hereby that it desires that he have adequate time and opportunity to review and understand the consequences of entering into it. The Company hereby advises Employee as follows:

•	Employee should consult with his attorney prior to executing the GENERAL RELEASE AGREEMENT; and

•	Employee has 21 days from the date of delivery within which to consider it.

In the event that Employee does not return an executed copy of the GENERAL RELEASE AGREEMENT to the Company within 22 days of the Notification Date, it and the obligations of the Company herein shall become null and void. Employee may revoke the GENERAL RELEASE AGREEMENT during the seven (7) day period immediately following his execution of it. This GENERAL RELEASE AGREEMENT will not become effective or enforceable until the revocation period has expired. To revoke this GENERAL RELEASE AGREEMENT, a written notice of revocation must be delivered to the Company’s attorney, John Goodacre, Exec. VP and Sr. Deputy General Counsel, Quintiles Transnational Corp., 4820 Emperor Blvd., Durham, NC 27703.

9.        AGENCY CHARGES/INVESTIGATIONS.    Nothing in this GENERAL RELEASE AGREEMENT shall prohibit Employee from filing a charge or participating in an investigation or proceeding conducted by the U.S. Equal Employment Opportunity Commission or other governmental agency with jurisdiction concerning the terms, conditions and privileges of his employment; provided, however, that by signing this GENERAL RELEASE AGREEMENT, Employee waives his right to, and shall not seek or accept, any monetary or other relief of any nature whatsoever in connection with any such charges, investigations or proceedings.

10.        CONFIDENTIALITY OF AGREEMENT AND NONDISPARAGEMENT.    The terms and provisions of this GENERAL RELEASE AGREEMENT are confidential and Employee represents and warrants that since receiving this GENERAL RELEASE AGREEMENT he has not disclosed the terms and conditions of this GENERAL RELEASE AGREEMENT to third parties, other than his attorneys, whom he has consulted for legal advice. Employee agrees that going forward he will not disclose the terms and conditions of this GENERAL RELEASE AGREEMENT to third parties, except as required by law. Notwithstanding the above, Employee may reveal the terms and provisions of this GENERAL RELEASE AGREEMENT to members of his immediate family or to an attorney, tax or financial advisors whom he may consult for legal, tax or financial advice, provided that such persons agree to maintain the confidentiality of the GENERAL RELEASE AGREEMENT. Employee may disclose the terms and provisions of this Agreement in any legally-required submission to a regulatory agency or other governmental body to the same extent as if the submission were required in response to a subpoena, but only if the Employee first consults with the Company a sufficient time in advance to give the Company a reasonable opportunity to coordinate their respective responses.

Employee represents and warrants that since receiving this GENERAL RELEASE AGREEMENT, he: (i) has not made, and going forward will not make, disparaging, defaming or derogatory remarks about the Company or its services, business practices, directors, officers, managers, or employees to anyone; and (ii) he has not taken, and going forward will not take, any action that may impair the relations between the Company and its vendors, sponsors, employees, or agents or that may be detrimental to or interfere with, the Company or its business.

11.        REFERENCES.    Employee agrees that he will direct all written inquiries from prospective employers to the Human Resources department. Employee acknowledges and agrees that, consistent with its usual practices, the Company will provide only information about Employee’s positions, dates of employment and salary.

12.        DISCLAIMER OF LIABILITY.    Nothing in this GENERAL RELEASE AGREEMENT is to be construed as either an admission of liability or admission of wrongdoing on the part of either party, each of which denies any liabilities or wrongdoing on its part.

13.        GOVERNING LAW.    This GENERAL RELEASE AGREEMENT shall be governed by the laws of North Carolina, without regard to its conflict of laws provisions and the applicable provisions of federal law, including, but not limited to, the ADEA and OWBPA.

14.        ENTIRE AGREEMENT.    Except as expressly provided herein, this GENERAL RELEASE AGREEMENT: (i) supersedes and cancels all other understandings and agreements, oral or written, with respect to Employee’s employment with the Company; (ii) supersedes all other understandings and agreements, oral or written, between the parties with respect to the subject matter of this GENERAL RELEASE AGREEMENT; and (iii) constitutes the sole agreement between the parties with respect to this subject matter. Each party acknowledges that: (i) no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this GENERAL RELEASE AGREEMENT; and (ii) no agreement, statement or promise not contained in this GENERAL RELEASE AGREEMENT shall be valid. No change or modification of this GENERAL RELEASE AGREEMENT shall be valid or binding upon the parties unless such change or modification is in writing and is signed by the parties.

15.        SEVERABILITY.    If any portion, provision, or part of this GENERAL RELEASE AGREEMENT is held, determined, or adjudicated by any court of competent jurisdiction to be invalid, unenforceable, void, or voidable for any reason whatsoever, each such portion, provision, or part shall be severed from the remaining portions, provisions, or parts of this GENERAL RELEASE AGREEMENT, and such determination or adjudication shall not affect the validity or enforceability of such remaining portions, provisions, or parts.

16.        SECTION 409A OF THE INTERNAL REVENUE CODE.

    16.1        Parties’ Intent.    The parties intend that the provisions of this GENERAL RELEASE AGREEMENT comply with the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder (collectively, “Section 409A”) and all provisions of this GENERAL RELEASE AGREEMENT shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. If any provision of this GENERAL RELEASE AGREEMENT (or of any award of compensation, including equity compensation or benefits) would cause Employee to incur any additional tax or interest under Section 409A, the Company shall, upon the specific request of Employee, use its reasonable business efforts to in good faith reform such provision to comply with Code Section 409A; provided, that to the maximum extent practicable, the original intent and economic benefit to Employee and the Company of the applicable provision shall be maintained, and the Company shall have no obligation to make any changes that could create any additional economic cost or loss of benefit to the Company. The Company shall timely use its reasonable business efforts to amend any plan or program in which Employee participates to bring it in compliance with Section 409A. Notwithstanding the foregoing, the Company shall have no liability with regard to any failure to comply with Section 409A so long as it has acted in good faith with regard to compliance therewith.

16.2        Separation from Service.    A termination of employment shall not be deemed to have occurred for purposes of any provision of this GENERAL RELEASE AGREEMENT providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination also constitutes a “Separation from Service” within the meaning of Section 409A and, for purposes of any such provision of this GENERAL RELEASE AGREEMENT, references to a “termination,” “termination of employment,” “separation from service” or like terms shall mean Separation from Service.

16.3        Separate Payments.    Each installment payment required under this GENERAL RELEASE AGREEMENT shall be considered a separate payment for purposes of Section 409A.

17.        COUNTERPARTS.    This GENERAL RELEASE AGREEMENT may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Any party hereto may execute this GENERAL RELEASE AGREEMENT by signing any such counterpart.

18.         WAIVER OF BREACH.    A waiver of any breach of this GENERAL RELEASE AGREEMENT shall not constitute a waiver of any other provision of this GENERAL RELEASE AGREEMENT or any subsequent breach of this GENERAL RELEASE AGREEMENT.

IN WITNESS WHEREOF, the parties have entered into this GENERAL RELEASE AGREEMENT as of the day and year written below.

QUINTILES TRANSNATIONAL CORP.

By:	/s/ James Erlinger III

Date:	1/29/14

John Ratliff

/s/ John Ratliff

Date:	1/29/14